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                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 18, 2001

                                     Between

                      CALPINE CANADA ENERGY FINANCE II ULC,

                                    AS ISSUER

                                       and

                            WILMINGTON TRUST COMPANY,

                                   AS TRUSTEE

                           Supplementing the Indenture
                          Dated as of October 18, 2001



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                This FIRST SUPPLEMENTAL INDENTURE, dated as of October 18, 2001
(the "First Supplemental Indenture"), is between Calpine Canada Energy Finance II ULC, an unlimited liability company organized under the laws of Nova Scotia, Canada (the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as trustee ("the Trustee").

                WHEREAS, the Company executed and delivered the Indenture dated as of October 18, 2001 (the "Indenture") to the Trustee to provide for the issuance by the Company from time to time of debt securities to be issued in one or more series as provided in the Indenture;

                WHEREAS, simultaneously with the execution of this First Supplemental Indenture, the Company is issuing Pound Sterling200,000,000 8-7/8% Senior Notes Due October 15, 2011 (the "Sterling 8-7/8% Notes") and E175,000,000 8-3/8% Senior Notes Due October 15, 2008(the "Euro 8-3/8% Notes") pursuant to the Indenture;

                WHEREAS, the Company and the Trustee desire to amend and supplement the Indenture to add to the covenants of the Company solely for the benefit of the Holders (as defined below) of Sterling 8-7/8% Notes and the Holders of Euro 8-3/8% Notes and to make related changes to the Indenture;

                WHEREAS, Section 8.1 of the Indenture provides that the Indenture may be amended or supplemented by the Company and the Trustee without prior notice to or the consent of any Securityholder (as defined below) for such purpose provided certain conditions are met;

                WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

                NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the Company and the Trustee agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                Section 1.1 Definition of Terms.

                Unless the context otherwise requires:

               (a) capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture;

               (b) the singular includes the plural and vice versa; and

               (c) headings are for convenience of reference only and do not affect interpretation.



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                                   ARTICLE II
                           AMENDMENTS TO THE INDENTURE

                Section 2.1 Amendments.

                (a) Section 1.1 of the Indenture is amended to insert the following definition between the definitions of " Directors' Certificate" and "Euroclear":

                "Euro 8-3/8% Notes" means the Series of Securities denominated in euros and designated as the Company's 8-3/8% Senior Notes Due October 15, 2008.

                (b) Section 1.1 of the Indenture is amended to insert the following definition between the definitions of "Stated Maturity" and "Subsidiary":

                "Sterling 8-7/8% Notes" means the Series of Securities denominated in pounds sterling and designated as the Company's 8-7/8% Senior Notes Due October 15, 2011.

                (c) Section 1.2 of the Indenture is amended to insert the following reference between the references to "Successor Corporation" and "Transfer Agent":

                "TARGET Day" ................................. 10.7

                (d) Article III of the Indenture is amended to insert the following as new Section 3.9:

                SECTION 3.9 Performance by the Company of Certain Covenants Under Term Debenture.

                Solely for the benefit of the Holders of Sterling 8-7/8% Notes and the Holders of Euro 8-3/8% Notes, the Company shall comply in all respects with its obligations under Section 7.1 of the Term Debenture, dated August 23, 2001, between the Company and Calpine Canada Resources Ltd.

                (e) Section 5.1 of the Indenture is amended (i) to delete the word "or" as the final word of sub-paragraph (f); (ii) to replace the period at the end of sub-paragraph (g) with "; or"; and (iii) to insert the following as new sub-paragraph (h):

                (h) solely with respect to the Sterling 8-7/8% Notes and the Euro 8-3/8% Notes, default in performance by the Company of the covenant set forth in Section 3.9 of this Indenture or default in performance by the Guarantor of the covenant set forth in
                Section 5.06 of the Guarantee Agreement, as the case may be, and the default continues for 30 days after the date on which written notice of such default is given to the Company or the Guarantor, as the case may be, by the Trustee or to the Company or the Guarantor, as the case may be, and the Trustee by Holders of at least 25% in principal amount of the Sterling 8-7/8% Notes or the Euro 8-3/8% Notes, as applicable, then outstanding hereunder.



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                (f) Section 10.2 of the Indenture is amended to add the
following to the first sentence of the Section, after "mailed by first-class-mail(" and before "certified, return receipt requested)":

                and with respect solely to Securities other than the Sterling 8-74/8% Notes and the Euro 8-3/8% Notes,

                (g) Section 10.7 of the Indenture is amended to add the following to the end of the first sentence of the Section:

                or, with respect solely to the Euro 8-3/8% Notes, any day that is not a TARGET Day

                (h) Section 10.7 of the Indenture is further amended to add the following as the final sentence of such Section:

                A "TARGET Day" is any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euros.

                                   ARTICLE III
                                  MISCELLANEOUS

                Section 3.1 Notification to Holders.

                The Company shall notify the Holders in accordance with Section
8.1 of the Indenture of the execution of this First Supplemental Indenture.

                Section 3.2 Ratification of Indenture.

                The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                Section 3.3 Governing Law.

                The laws of the State of New York govern this First Supplemental Indenture, without regard to the conflicts of laws rules thereof.

                Section 3.4 Separability Clause.

                In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                Section 3.5 Duplicate Originals.

                The parties may sign any number of copies of this First Supplemental Indenture. One signed copy is enough to prove this First Supplemental Indenture.



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                Section 3.6 Effectiveness.

                This First Supplemental Indenture shall be effective and binding when executed by the Company and the Trustee.

                Section 3.7 Trustee Not Responsible for Recitals.

               The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                Section 3.8 Performance by Trustee.

                The Trustee, for itself and its successors accepts the trust of the Indenture as amended by this First Supplemental Indenture and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liability and responsibility of the Trustee.

                                      * * *



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                IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the day and year first above written.

                                       CALPINE CANADA ENERGY
                                       FINANCE II ULC

                                       By:  /s/ ERIC PRYOR
                                           -------------------------------------
                                           Eric Pryor
                                           Vice President

                                       WILMINGTON TRUST COMPANY,
                                       as Trustee

                                       By: /s/ BRUCE L. BISSON
                                           -------------------------------------
                                       Name:
                                       Title: Vice President



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